AMENDED AND RESTATED AGREEMENT

                            between

                    GEODYNAMICS CORPORATION,
                    a California corporation

                              and

                       WILLIAM W. STRONG

                              and

               MASON HILL ASSET MANAGEMENT, INC.,
                     a New York corporation



                       Table of Contents


                                                             Page

1.   Effective Date                                             1

2.   Dismissal of Lawsuit; General Release                      2

3.   Strong Stock Option                                        3

4.   Representation of Strong                                   3

5.   Miscellaneous                                              3

          (a)                                      Non-Disclosure       3
          (b)                                  Equitable Remedies       3
          (c)                                    Entire Agreement       4
          (d)                                             Notices       4
          (e)                                       Governing Law       5
          (f)                              Successors and Assigns       5
          (g)                             Amendments; Supplements       5
          (h)                        No Third Party Beneficiaries       5
          (i)                                            Captions       5
          (j)                                        Severability       5
          (k)                                        Counterparts       5


Exhibit A - William W. Strong Stock Purchase Option
                 AMENDED AND RESTATED AGREEMENT


      THIS AMENDED AND RESTATED AGREEMENT (the "Amendment") is made as of the 30th day of June, 1995 between GEODYNAMICS CORPORATION, a California corporation ("Geodynamics"), on the one hand, and WILLIAM STRONG ("Strong") and MASON HILL ASSET MANAGEMENT, INC., a New York corporation ("Mason Hill"), on the other hand, with reference to the following facts:

     A. Strong, on behalf of himself, members of his family and certain retirement accounts for his benefit, is the beneficial owner of approximately six thousand five hundred (6,500) shares of the Common Stock of Geodynamics. In addition, through his stock ownership and as an officer and/or director of the respective general partner of two partnerships (Greylock Fund and Equinox Partners) which own shares of Common Stock of Geodynamics, Strong is the beneficial owner of an additional approximately seventeen thousand nine hundred seventy five (17,975) shares of the Common Stock of Geodynamics.

      B. Mason Hill, of which Strong is the President and sole shareholder, is investment adviser to various clients who own, in the aggregate, approximately two hundred eight thousand three hundred thirty three (208,333) shares of the Common Stock of Geodynamics (all such present and future accounts are collectively referred to as "Client Accounts"). The term "Shares" shall refer to the shares of Geodynamics stock owned by Strong, partnerships of which he is a general partner and in Mason Hill's Client Accounts.

     C. Strong and Mason Hill have incurred certain expenses in connection with various matters arising out of Geodynamics' 1994 Annual Meeting of Shareholders held on February 16, 1995 (the "Annual Meeting") and related litigation (the "Strong Expenses").

      D. Geodynamics, Strong and Mason Hill wish to resolve various disputes which have arisen between them, to provide for the reimbursement of the Strong Expenses by Geodynamics and to establish the guidelines with respect to the continued support of management of Geodynamics by Strong, Mason Hill and Mason Hill's and/or Strong's present and future clients. This settlement is a compromise of a disputed claim and neither the payment hereunder nor this Amendment is to be construed as an admission of liability on the part of any of the settling parties.

      E.    The parties were parties to an Agreement dated  April
11, 1995 (the "Old Agreement"), and the Old Agreement was not approved by Geodynamics and, therefore, the parties hereto wish to amend and restate the Old Agreement in its entirety.

      Accordingly, in consideration of the foregoing premises and the agreements contained herein, Geodynamics, Strong and Mason
Hill agree as follows:

           1.    Effective Date; Amendment and Restatement.   The
Old  Agreement  is hereby canceled, amended and restated  in  its
entirety.   This Amendment will be effective upon  its  execution
(the "Effective Date").

          2.   Dismissal of Lawsuit; General Release.

                 (a) As soon as practicable following the Effective Date, Geodynamics shall dismiss with prejudice its claims against Strong and Mason Hill in the suit currently pending in the United States District Court for the Central District of California (Case No. CV-94-8335 LGB) entitled Geodynamics Corporation v. Alney A. Baham, et al (the "Lawsuit").

                (b) In consideration of the foregoing dismissal and the other agreements contained herein, Geodynamics, on the one hand, and Strong and Mason Hill, on the other hand, each fully and forever release and discharge the other(s) of them and their respective officers, directors, employees, attorneys, agents, Client Accounts and affiliates from any and all claims, demands, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses, injuries and liabilities, of whatever kind or nature, in law, equity or otherwise, present and future, whether known or unknown, suspected or unsuspected, contingent or fixed ("Claims") arising out of or in connection with any matter or cause whatsoever related to Geodynamics through the Effective Date, including all matters arising out of the Annual Meeting, the Lawsuit or otherwise.

           IT  IS EXPRESSLY UNDERSTOOD that California Civil Code
Section 1542 provides as follows:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542 ARE HEREBY EXPRESSLY WAIVED BY EACH OF THE PARTIES HERETO to the fullest extent that it may waive all such rights and benefits, if any, of such provisions pertaining to the matters released herein. In addition, each of the parties hereto hereby waives any similar provision in any other jurisdiction, if in any way applicable, and each of the parties hereto acknowledges that these waivers are an essential and material term of this Amendment. In connection with such waiver, each of the parties hereto acknowledges that it or he has been advised of and has considered the possibility that it or he may not now fully know the number or magnitude of all the Claims that it or he may have against any other party hereto with respect to the matters released herein, and that it or he may hereafter discover Claims presently unknown or unsuspected, or facts in addition to or different from those that it or he now knows or believes to be true, with respect to the matters released herein. Nevertheless, it is each of the parties' intention, through this release, fully, finally and forever to settle and release all such matters, and all Claims relative thereto, which may exist or heretofore have existed against the other, and agrees that this release is such a full and final release. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such additional different Claims or facts relative thereto, notwithstanding the discovery by it of the existence of any additional or different Claims or facts relating to the Claims.

           3. Strong Stock Option. In consideration of this Amendment, Geodynamics will issue to Strong a stock option for twenty thousand (20,000) shares of the Common Stock of Geodynamics (the "Option") at the closing bid price on Tuesday, May 23, 1995, with a two (2) year term, in the form attached hereto as Exhibit A.

          4. Representation of Strong. In consideration of the issuance of the Option to Strong (and the subsequent issuance of the Shares pursuant to the Option), Strong represents that he is an "accredited investor" within the meaning of Regulation D under the 1933 Act, and is acquiring the stock described in Section 3. above for investment for his own account, and not with a view to distribution subject, nevertheless, to any requirement of law that the disposition of his property shall at all times be within his control. Strong has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the stock subject to the Option. Strong is aware that he may be required to bear the economic risk of an investment in the stock for an indefinite period, and he is able to bear such risk for an indefinite period. Strong acknowledges that (a) the Option and the Shares to be acquired by him upon the exercise of the Option are not being registered under the 1933 Act on the grounds that the issuance of such stock is exempt from registration under Section 4(2) of the 1933 Act as not involving any public offering and (b) Geodynamics' reliance on such exemption is predicated in part on the representations made to Geodynamics by Strong in this Section 4.

          5.   Miscellaneous.

                 (a) Non-Disclosure. Except as required by applicable provisions of the federal securities laws, each party agrees not to make, nor cause to be made, any other news release or other public announcement pertaining to this Amendment or the subject matter hereof without the prior written approval of the other party. Notwithstanding the foregoing, Strong and Mason Hill acknowledge that this Amendment may be required to be filed with the Securities and Exchange Commission and NASDAQ in connection with Geodynamics' public disclosure obligations, and Geodynamics acknowledges that Strong and Mason Hill may disclose all or part of this Amendment to Client Accounts, governmental agencies or prospective directors of Geodynamics.

                (b) Equitable Remedies. Each of the parties hereto acknowledges that the remedy at law for any breach, or threatened breach, of the provisions of this Amendment will be inadequate and, accordingly, each of them covenants and agrees that, with respect to any such breach or threatened breach, the non-breaching party, in addition to any other rights or remedies that it may have and regardless of whether such other rights or remedies have been previously exercised, will be entitled to such equitable and injunctive relief as may be available.

               (c)  Entire Agreement.  This Agreement constitutes
     the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, warranties, statements and understandings, whether oral or written, with respect to the subject matter hereof.

                (d) Notices. All notices, demands, elections or requests provided for or permitted to be given pursuant to this Amendment must be in writing. All notices, demands, elections and requests shall be deemed to have been duly given on the date delivered personally or on the date of receipt if sent by overnight delivery services, facsimile transmission or registered or certified U.S. mail with return receipt requested, to the following addresses, or such other addresses as may be subsequently designated in writing and delivered to the other parties hereto:

               To Geodynamics:     Geodynamics Corporation
                              21171 Western Avenue, Suite 110
                              Torrance, CA  90501
                              Fax:  310-781-3681

                              Attention:     Bruce J. Gordon,
                                        Chief Executive Officer
                                        and President

               with copies to:     Joseph E. Nida, Esq.
                              Nida & Maloney
                              801 Garden Street, Suite 201
                              Santa Barbara, CA  93101
                              Fax: 805-568-1955

               To Strong and
               Mason Hill:         Mr. William Strong
                              Mason Hill Asset Management, Inc.
                              477 Madison Avenue, 8th Floor
                              New York, NY  10022
                              Fax: 212-832-2215

                with  a  copy  to:     Law Offices of Hardy L. Thomas,
                              A Professional Corporation
                              420 Boyd Street
                              Los Angeles, CA  90013
                              Fax: 213-620-0687


               (e) Governing Law. This Amendment and the rights and obligations of the parties hereunder, shall be interpreted, construed and enforced in accordance with the laws of the State of California without regard to principles of law (such as "conflicts of laws") that might make the law of some other jurisdiction applicable.

               (f) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Amendment specifically does not bind Mason Hill's clients or any transferee of any of the stock owned or controlled by any of the parties hereto.

                (g) Amendments; Supplements. This Amendment may not be amended or modified, except in a writing signed by all parties and expressly stating that it is intended to amend this Amendment, except for the addresses to which communications may be sent, which any party may change in accordance with the terms of this Amendment.

                 (h) No Third Party Beneficiaries. Nothing contained in this Amendment is intended to and nothing contained herein shall be interpreted to confer on any party not a party hereto or a successor or assign thereof the rights of a third party beneficiary.

                (i) Captions. All section titles or captions contained in this Amendment or in any schedule or exhibit annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Amendment and shall not affect the meaning or interpretation of this Amendment. All references herein to sections shall be deemed references to such parts of this Amendment, unless the context shall otherwise require.

                (j) Severability. If any provision of this Amendment or the application thereof to any person or circumstances shall be held to be invalid or unenforceable to any extent, the remainder of this Amendment and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

               (k) Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                   (Signatures on next page)
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                              GEODYNAMICS:


                              GEODYNAMICS CORPORATION



By: /s/ Bruce J. Gordon
                                 Bruce J. Gordon,
                                 Chief Executive Officer and
                                 President



                              STRONG:


                              /s/ William W. Strong
                              WILLIAM W. STRONG




                              MASON HILL ASSET
                              MANAGEMENT, INC.


                              By: /s/ William W. Strong
                                 William W. Strong,
                                 President





                           Exhibit A

                    GEODYNAMICS CORPORATION

            WILLIAM W. STRONG STOCK PURCHASE OPTION

      This Stock Purchase Option (the "Option") is made and entered into at Torrance, California on the date hereinafter set forth by and between GEODYNAMICS CORPORATION, a California Corporation, hereinafter called the "Company" and WILLIAM W. STRONG, hereinafter called "Strong".

WHEREAS:

     A.   Strong is a shareholder in the Company; and

     B. Strong and the Company have entered into an Amended and Restated Agreement of even date, which requires the issuance of a stock option to Strong.

      NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

           1. GRANT OF OPTION. Subject to the conditions set forth herein, the Company hereby grants to Strong the non-
assignable  right,  privilege  and  option  to  purchase   twenty
thousand (20,000) shares (the "Option Shares") of its Common Stock at EIGHT AND 75/100THS DOLLARS ($8.75) per share (the "Option Price"), in the manner hereinafter provided.

           2. TIME OF EXERCISE OF OPTION. This Option may be exercised by Strong for the two (2) year period commencing upon its execution date.

           3. METHOD OF EXERCISE. Stock purchased under this Option shall, at the time of purchase, be paid for in full. To the extent that the right to purchase shares has accrued thereunder, this Option may be exercised, from time to time, by written notice to the Company stating the number of shares with respect to which this Option is being exercised and the time of delivery thereof, which shall be at least fifteen (15) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon. At the time specified in such notice, the Company shall, without transfer or issue tax to Strong, deliver to him at the main office of the Company, or at such other place as shall be mutually acceptable, a certificate or certificates for such shares, against the payment of the Option Price, in full, for the number of shares to be delivered, by certified or bank cashier's check, or the equivalent thereof acceptable to the Company. Provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any requirements of any state or federal agency or any securities exchange. Provided, further, that in the event that the
California Commissioner of Corporations has imposed an escrow upon the stock of the Company, said shares shall be delivered to the escrow holder previously designated by said Commissioner of Corporations, rather than to Strong. If Strong fails to accept delivery of and pay for all or any part of the number of shares specified in the notice given by Strong, upon tender and delivery of said shares, Strong's right to exercise this Option with respect to such undelivered shares shall be terminated.

           4. RECLASSIFICATION, CONSOLIDATION OR MERGER. If, and to the extent that the number of issued shares of Common Stock of the Company shall be increased or reduced by a change in par value, split-up, reclassification, distribution of a dividend payable in stock, or the like (but not dividends payable in cash), the number of Option Shares subject to this Option, and the Option Price therefor, shall be proportionately adjusted. If the Company is reorganized or consolidated, or merged with another corporation, Strong shall be entitled to receive options covering shares of such reorganized, consolidated or merged Company in the same proportion, at an equivalent price, and subject to the same conditions.

           5. RIGHTS PRIOR TO EXERCISE OF OPTION. This Option is non-transferable by Strong, and is exercisable only by him, and Strong shall have no rights as a shareholder of shares subject to this Option until payment of the Option Price and the delivery of such shares as herein provided. Provided, however, that this Option may be exercisable by Strong's executor or personal representative within six (6) months after his death.

           6. RESTRICTIONS ON ISSUANCE OF SHARES. The Company shall not be obligated to sell and issue any shares pursuant to this Option, unless permission to issue said shares has first been obtained from the Commissioner of Corporations of the State of California, and, further, unless the shares with respect to which this Option is being exercised are, at the time, effectively registered, or exempt from registration, under the Securities Act of 1933, as amended.

          7.  REGISTRATION.

               (a)  Definitions.  As used in this Section 7:

                     (i)  The terms "register," "registered"  and
     "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering by the Securities and Exchange Commission ("SEC") of the effectiveness of such registration statement; and

                    (ii)  The term "Registrable Securities" means
     (a) the Common Stock issued or issuable upon exercise of the Option and (b) any Common Stock which Strong shall be entitled to receive, or shall have received, because of Strong's ownership of such securities, such as additional securities received upon stock splits, recapitalizations and the like.

               (b)  Demand Registration.

                     (i)  Upon the written demand of Strong,  the
     Company shall prepare and file a registration statement under the Securities Act covering an offering of such number of shares of Common Stock comprising the Registrable Securities as shall have been requested by Strong in such demand, and shall cause such registration statement to become effective, all in accordance with the provisions of this Agreement; provided that (i) the Company shall be obligated to effect registration pursuant to this Section 7(b)(i) no more than one time and (ii) no demand shall be made at any time that the Company is not eligible to register securities on From S-3 promulgated by the SEC (or any comparable successor form) and the Company shall only be required to effect a registration if at the time of effectiveness thereof, the Company continues to be eligible to use such From S-3.

                      (ii)   Whenever  the  Company  shall   have
     received a demand to effect registration pursuant to Section 7(b)(i), the Company may give notice of such proposed registration to other holders of unregistered securities of the Company. Subject to such conditions as the Company may impose, any such holder may request that all of such holder's unregistered securities, or any portion thereof designated by such holder, be included in the offering.

                      (iii)    The   Company  shall  proceed   as
     expeditiously as possible after receipt of a demand pursuant to Section 7(b)(i) to file a registration statement and use its best efforts to effect, within 120 days after the giving of such written demand (or, in the case of a demand made within 60 days prior to the end of the Company's then fiscal year, within 210 days after the giving of such written demand) the registration of an offering under the Securities Act. Such offering shall include:

                            (A)    the   Registrable   Securities
     specified  in the demand given pursuant to Section  7(b)(i);
     and

                          (B)   all other shares of Common  Stock
     that the holders thereof have requested be included in the offering pursuant to Section 7(b)(ii);

     all to the extent required to permit the respective holders to dispose of such securities in compliance with applicable law. The Company shall have the right to include in such offering authorized but unissued shares of its Common Stock, except as, and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the amount of, or price at which, the Registrable Securities otherwise included therein can be sold. Should the Company chose to distribute its securities through such underwriting, it shall (together with Strong) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
     Section 7(b), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the securities to be included in the registration and underwriting for the account of the Company or other holders, as the Company shall determine, to an amount not less than 10% of the total number of shares included in such offering. Should the Company chose not to distribute its securities through such underwriting, Strong, with the consent of the Company (which shall not be unreasonably withheld), shall select the representative, if any, of the underwriters to be engaged in connection with any such registration. Any such underwriter shall be a member firm of the New York Stock Exchange with a net capital of at least $15,000,000.

               (c)  Piggyback Registration.

                    (i)  Notice of Registration.  If, at any time
     or  from  time  to  time,  the Company  shall  determine  to register any of its securities for its own account in connection with an offering of its securities to the general public for cash on a form which would permit the registration of Registrable Securities, the Company will, subject to the further provisions of this Section 7:

                                (A)    promptly  give  to  Strong
          written notice thereof; and

                               (B)  subject to clause (ii) below,
          use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made on or prior to the later of (1) ten days after such notice from the Company or (2) ten days before the initial filing of the registration statement which is the subject of such notice.

                    (ii)   Underwriting.  If the registration  of
     which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise Strong as a part of the written notice given pursuant to Section 7(c)(i)(A). In such event, the right of Strong to registration pursuant to this Section 7(c) shall be conditioned upon Strong's participation in such underwriting and the inclusion of Strong's Registrable Securities in the underwriting to the extent provided herein. Should Strong propose to distribute his securities through such underwriting, he shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this
     Section 7(c), if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit or eliminate the Registrable Securities to be included in the registration and underwriting. In any underwritten public offering in which Strong participates pursuant to this Agreement, Strong agrees that he will consent to any lockup of securities demanded by the underwriter in connection with any such registration provided all other selling shareholders agree to like restrictions. In any underwritten public offering in which Strong does not participate pursuant to this Agreement, Strong agrees that he will consent to any lockup of securities demanded by the underwriter, not in excess of 120 days in the aggregate for any one offering, in connection with any such registration provided all selling shareholders, if any, and all officers and directors of the Company not participating in such public offering agree to like restrictions.

                (d) Expenses of Registration. Subject to any state blue sky laws requiring otherwise, all expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 7 with respect to Registrable Securities, including without limitation, all underwriting spreads, legal, accounting, registration, filing and qualification fees, and printing expenses with respect to or allocable to Registrable Securities, shall be borne by the Company.

                (e) Registration Procedure. Upon receipt of any notice from the Company, at any time when a prospectus is required to be delivered under the Securities Act, of the happening of any event of which it is aware as a result of which the prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, Strong will forthwith discontinue distribution of the Registrable Securities pursuant to the registration statement until Strong's receipt of the copies of any supplemented or amended prospectus.

               (f) Indemnification. If and whenever Registrable Securities of Strong are included in a registered offering, Strong will indemnify the Company, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement and each person who controls the Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (A) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (B) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by an instrument duly executed by Strong and stated to be specifically for use therein.

                (g) Information by Strong. Strong shall furnish in writing to the Company such information regarding him and the distribution proposed by him as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 7.

                (h) Sale Without Registration. At the time of any transfer of any Registrable Securities which shall not be registered under the Securities Act the Company may require, as a condition of allowing such transfer, that Strong or transferee furnish to the Company: (i) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (ii) at the expense of Strong or transferee, an opinion of counsel, satisfactory in form and substance to the Company, to the effect that such transfer may be made without registration under such Act.

                 (j)    Termination   of  Rights   and   Transfer
     Restrictions.    The   conditions   precedent   imposed   by
     Section 7(h) upon the transferability of the Registrable Securities, and the registration obligations of the Company imposed by this Section 7, shall cease and terminate as to any particular Registrable Securities when such securities shall have been (i) effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the applicable registration statement in such manner as to cause them to have been "distributed" under the
     Securities Act, (ii) at such time as such Registrable Securities are transferred by Strong or (iii) at such time as an opinion of counsel (which opinion and counsel shall be satisfactory to the Company and Strong) shall have been rendered to the Company and Strong to the effect that such conditions are not required to establish compliance with the Securities Act.

          8. BINDING EFFECT. This Option shall be binding upon the heirs, executors, administrators and successors of the parties hereto.


                   (Signatures on next page)
      IN WITNESS WHEREOF, the parties have caused this Option to be executed this 30th day of June, 1995.



                              "Company"

                               GEODYNAMICS CORPORATION


                               By:_______________________________


                               Title:_____________________________






                              "Strong"




                               /s/ William W. Strong
                               WILLIAM W. STRONG